UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2019
Vanguard Natural Resources, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33756	80-0411494
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
 5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)
 Registrant’s telephone number, including area code (832) 327-2255

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company ☐
 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT
Item 1.01. Entry into a Material Definitive Agreement
Debtor-in-Possession Financing
In connection with the 2019 Chapter 11 Cases (defined below), on the Petition Date, the 2019 Debtors (defined below) filed a motion (the “DIP Motion”) seeking, among other things, interim and final approval of the 2019 Debtors’ use of cash collateral and debtor-in-possession financing on terms and conditions set forth in a Debtor-in-Possession Credit Agreement (the “DIP Credit Agreement”) among VNG (the “DIP Borrower”), the financial institutions or other entities from time to time parties thereto, as lenders, Citibank N.A., as administrative agent (the “DIP Agent”) and as issuing bank. The initial lender under the DIP Credit Agreement shall be Citibank N.A. The DIP Credit Agreement, if approved by the Bankruptcy Court, contains the following terms:

•	a super-priority senior secured revolving credit facility in the aggregate amount of up to $65.0 million, and $20.0 million available on an interim basis (the “New Money Facility”);

•
a “roll up” of $65.0 million of the outstanding principal amount of the revolving loans under Vanguard Natural Resources, Inc.’s (the “Company”) Credit Agreement (the “Roll-Up”, and, together with the New Money Facility, collectively, the “DIP Facility”);

•
proceeds of the New Money Facility may be used by the DIP Borrower to (i) pay certain costs and expenses related to the 2019 Chapter 11 Cases, (ii) make payments provided for in the DIP Motion, including in respect of certain “adequate protection” obligations and (iii) fund working capital needs, capital improvements and other general corporate purposes of the DIP Borrower and its subsidiaries, in all cases subject to the terms of the DIP Credit Agreement and applicable orders of the Bankruptcy Court;

•
the maturity date of the DIP Credit Agreement is expected to be the earliest to occur of (a) nine months after the Petition Date, (b) 5 days after the Petition Date, if the interim DIP order has not been entered prior to the expiration of such period, (c) 35 days after the entry of the interim DIP order, if the Bankruptcy Court has not entered the final DIP order on or prior to such date, (d) the consummation of a sale of all or substantially all of the equity and/or assets of the DIP Borrower and its subsidiaries, (e) the occurrence of an Event of Default (subject to any cure periods), and (f) the effective date of a plan of reorganization in the 2019 Chapter 11 Cases.

•	interest will accrue at a rate per year equal to the LIBOR rate plus 5.50%, or the adjusted base rate plus 4.50% per annum;

•
in addition to fees to be paid to the DIP Agent, the DIP Borrower is required to pay to the DIP Agent for the account of the lenders under the DIP Credit Agreement, an unused commitment fee equal to 1.0% of the daily average of each lender’s unused commitment under the New Money Facility, which is payable in arrears on the last day of each calendar month and on the termination date for the facility for any period for which the unused commitment fee has not previously been paid;

•
the obligations and liabilities of the DIP Borrower and its subsidiaries owed to the DIP Agent and lenders under the DIP Credit Agreement and related loan documents will be entitled to joint and several super-priority administrative expense claims against each of the DIP Borrower and its subsidiaries in their respective 2019 Chapter 11 Cases subject to limited exceptions provided for in the DIP Motion, and will be secured by (i) a first priority, priming security interest and lien on all encumbered property of the DIP Borrower and its subsidiaries, subject to limited exceptions provided for in the DIP Motion, (ii) a first priority security interest and lien on all unencumbered property of the DIP Borrower and its subsidiaries, subject to limited exceptions provided for in the DIP Motion and (iii) a junior security interest and lien on all property of the DIP Borrower and its subsidiaries that is subject to (a) a valid, perfected and non-avoidable lien as of the petition date (other than the first priority and second priority prepetition liens) or (b) a valid and non-avoidable lien that is perfected subsequent to the petition date, in each case subject to limited exceptions provided for in the DIP Motion;

•	the DIP Credit Agreement is subject to customary covenants, prepayment events, events of default and other provisions;

•
generally, any undrawn commitments on the New Money Facility as of the effective date of a plan of reorganization are contemplated to be converted into an Exit RBL facility and the Roll-Up is contemplated to be converted into an Exit term loan as of such date.

The DIP Credit Agreement is subject to final approval by the Bankruptcy Court, which has not been obtained at this time, and the Roll-Up is subject to the entry of the Final Dip Order by the Bankruptcy Court. The foregoing description of the DIP Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the final, executed DIP Credit Agreement, as approved by the Bankruptcy Court.

Credit Agreement Amendment
On March 31, 2019, the Company entered a Ratification and Fourth Amendment to Fourth Amended and Restated Credit Agreement (the “Fourth Amendment”) that, among other things, amends the Fourth Amended and Restated Credit Agreement, dated as of August 1, 2017, by and among Vanguard Natural Gas, LLC, as borrower, the guarantors party thereto, Citibank N.A., as administrative agent, and the other lenders party thereto from time to time (as amended or modified prior to the date hereof, the “Credit Agreement”) to permit the lenders thereunder to assign all or a portion of their respective rights and obligations with respect to revolving loans and commitments under the Credit Agreement, on the one hand, and the term loans under the Credit Agreement, on the other hand, on a non-pro rata basis.
The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which will be filed as an exhibit to our Form 10-K for the year ended December 31, 2018.

Item 1.03. Bankruptcy or Receivership.

On March 31, 2019, the Company and certain subsidiaries (such subsidiaries, together with the Company, the “2019 Debtors”) filed voluntary petitions for relief (collectively, the “2019 Bankruptcy Petitions” and, the cases commenced thereby, the “2019 Chapter 11 Cases”) under chapter 11 of the Bankruptcy Code in the Bankruptcy Court. The 2019 Debtors filed a motion with the Bankruptcy Court seeking to jointly administer the 2019 Chapter 11 Cases under the caption “In re: Vanguard Natural Resources, Inc., et al.”

No trustee has been appointed and the Company will continue to manage itself and its affiliates and operate their businesses as “debtors-in-possession” subject to the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. The Company expects to continue its operations during the pendency of the 2019 Chapter 11 Cases. To assure ordinary course operations, the 2019 Debtors have filed motions seeking orders from the Bankruptcy Court approving a variety of “first day” motions, including motions that authorize the 2019 Debtors to maintain their existing cash management system, to secure debtor-in-possession financing and other customary operational and financing relief. Such relief has not yet been granted by the Bankruptcy Court.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under the captions “Debtor-in-Possession Financing” and “Credit Agreement Amendment” in Item 1.01 above are incorporated into this Item 2.03 by reference.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation
Under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described above in Item 1.03 constitutes an event of default that accelerated the Company’s obligations under the following debt instruments (the “Debt Instruments”):

•	the Credit Agreement; and

•
the 9.0% Senior Secured Second Lien Notes due 2024 (the “Second Lien Notes”) issued pursuant to the Amended and Restated Indenture, dated as of August 2, 2017, among Vanguard Natural Resources, Inc., the guarantors named therein and Delaware Trust Company, as trustee and collateral trustee.

The Debt Instruments provide that as a result of the Chapter 11 Cases the principal and interest due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Debt Instruments are automatically stayed as a result of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Debt Instruments are subject to the applicable provisions of the Bankruptcy Code.

Item 7.01. Regulation FD Disclosure.

In connection with the filing of the Chapter 11 Cases, the Company issued a press release on April 1, 2019, a copy of which is attached as Exhibit 99.1 to this Form 8-K.
Additionally, the Company executed non-disclosure agreements (the “Non-Disclosure Agreements”) with certain holders of Second Lien Notes to facilitate discussions regarding a potential restructuring of the Company’s capital structure. The Company’s negotiations with the holders of Second Lien Notes (as well as the agent under the first lien credit facility) remain ongoing, but as of the date hereof, the parties have not reached agreement on the terms of a definitive transaction.
In connection with these negotiations, the Company provided the financial forecasts (collectively, the “projections”) and other information included in Exhibit 99.2 and the proposed, non-binding term sheet included in Exhibit 99.3 to this Current Report on Form 8-K to certain holders of Second Lien Notes and the agent under the first lien credit facility on March 25, 2019 and March 31, 2019, respectively, reflecting the non-binding indicative terms of a potential transaction as conveyed by the advisors to the agent under the first lien credit facility to the Company and the holders of Second Lien Notes, and such holders of Second Lien Notes provided the proposed, non-binding term sheet included in Exhibit 99.4 to this Current Report on Form 8-K to the Company and the agent under the first lien credit facility on March 31, 2019. The disclosure herein is being made in accordance with the terms of the Non-Disclosure Agreements. The projections and other information are included herein only because they were provided to, and received from, certain holders of Second Lien Notes as well as their advisors in connection with the negotiations. The projections were not prepared with a view toward public disclosure or compliance with the published guidelines of the Securities and Exchange Commission (“SEC”) or the guidelines established by the American Institute of Certified Public Accountants regarding projections or forecasts. The projections do not purport to present the Company’s financial condition in accordance with accounting principles generally accepted in the United States. The Company’s independent accountants have not examined, compiled or otherwise applied procedures to the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. The projections were prepared for internal use, capital budgeting and other management decisions and are subjective in many respects. The projections reflect numerous assumptions made by management of the Company with respect to financial condition, business and industry performance, general economic, market and financial conditions, and other matters, all of which are difficult to predict, and many of which are beyond the Company’s control. Accordingly, there can be no assurance that the assumptions made in preparing the projections will prove accurate. It is expected that there will be differences between actual and projected results, and the differences may be material, including due to the occurrence of unforeseen events occurring subsequent to the preparation of the projections. The inclusion of the projections therein should not be regarded as an indication that the Company or its affiliates or representatives consider the projections to be a reliable prediction of future events, and the projections should not be relied upon as such. Neither the Company nor any of its affiliates or representatives has made or makes any representation to any person regarding the ultimate outcome of the Company’s potential restructuring, refinancing or recapitalization or ultimate performance of the Company or its affiliates compared to the projections, and none of them undertakes any obligation to publicly update the projections to reflect circumstances existing after the date when the projections were made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the projections are shown to be in error.
In connection with these negotiations, the Company provided information with respect to the Company’s reserves to holders of Second Lien Notes. The SEC permits oil and gas companies, in their filings with the SEC, to disclose proved reserves, which are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible ─ from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations ─ prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. SEC rules also permit the disclosure of “probable” and “Possible” reserves. The information provided to holders of Second Lien Notes includes proved reserves but does not include probable or possible reserves, and uses certain broader terms such as “Technical PUDs” (as defined below) that the SEC does not permit to be included in SEC filings. This broader classification does not constitute “reserves” as defined by the SEC. We define Technical PUDs as undeveloped locations that meet the technical criteria to be considered proved reserves, but have not been determined to meet SEC criteria. Our estimates of Technical PUDs have been prepared internally by our engineers and management without review by independent engineers and reflect numerous assumptions made by management. Actual locations drilled and quantities that may be ultimately recovered from our properties could differ substantially. In addition, we have made no commitment to drill all of the drilling locations which have been attributable to these quantities. Ultimate recoveries will be dependent upon numerous factors including actual encountered geological conditions, the impact of future oil and gas pricing, exploration and development costs, and future drilling decisions based upon our future evaluation of risk, returns and the availability of capital and, in many areas, the outcome of negotiation of drilling arrangements with holders of adjacent or fractional interest leases. Estimates of resources potential and other figures may change significantly as development of our properties provides additional data. The inclusion of Technical PUDs, therefore, should not be regarded as an indication that the Company or its affiliates or representatives consider Technical PUDs to be a more reliable measure of “reserves” than as defined by the SEC and should not be relied upon as such.
The information in this Item 7.01 of this Current Report on Form 8-K, including the attached Exhibits 99.1, 99.2, 9.3 and 99.4 is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any of the Company’s filings under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 8.01. Other Events.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements express our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward looking words including “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “will,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Vanguard believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include risks described in Vanguard's Annual Report on Form 10-K and other filings with the SEC, available at the SEC's website at www.sec.gov. By issuing forward looking statements based on current expectations, opinions, views or beliefs, Vanguard has no obligation and, except as required by law, is not undertaking any obligation, to update or revise these statements or provide any other information relating to such statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
99.1	Press Release, dated April 1, 2019
99.2	Presentation to Second Lien Noteholders
99.3	Proposed term sheet, dated March 31, 2019
99.4	Proposed term sheet, dated March 31, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, INC.

Dated: April 1, 2019	By:	/s/ R. Scott Sloan
		Name:	R. Scott Sloan
		Title:	President and Chief Executive Officer